UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, The Boston Beer Company, Inc. filed a Current Report on Form 8-K reporting, among other things, that Mr. Matthew Murphy had been appointed Chief Accounting Officer, effective immediately. This Current Report on Form 8-K/A supplements the prior Form 8-K in certain respects.

On August 12, 2015, the Compensation Committee of the Company’s Board of Directors approved a base salary increase, bonus opportunity increase, and equity grant for Matthew Murphy in connection with his promotion to the newly created position of Chief Accounting Officer. Effective August 12, 2015, Mr. Murphy’s base salary was increased to $300,000 per year, a 23.0% increase from his previous base salary of $243,900. Mr. Murphy’s bonus opportunity was also increased from 30% of his base salary to 35% of his base salary. Additionally, the Compensation Committee approved the grant to Mr. Murphy of an option, effective on January 1, 2016. The option will have an accounting value of $1,000,000, based on the closing price of the Company’s Class A Common Stock on December 31, 2015, with 60% of the shares vesting on January 1, 2021 and 10% of the shares vesting on January 1 in each of the years 2022-2025. These actions by the Compensation Committee have been ratified and approved by the full Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: August 19, 2015	/s/ William F. Urich
William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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